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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Prospectus constituting part of the Registration Statement on Form S-4 of Wyndham International, Inc. of our report dated January 23, 1998, and our audit of the financial statements of Royal Palace Hotel Associates, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated June 2, 1998.

                                          /s/ PricewaterhouseCoopers LLP

Tampa, Florida
May 26, 1999